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                                                                    Exhibit 1(b)

                               H.B. FULLER COMPANY


                            [$____ DEPOSITARY SHARES
                    Each Representing [One Quarter] Share of]
               CUMULATIVE [CONVERTIBLE] PREFERRED STOCK, SERIES __
                           (par value $.01 per share)


                             UNDERWRITING AGREEMENT

[Date]

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                                                          ________________,_____

[Names and Addresses of
Representatives]



Ladies and Gentlemen:

     H.B. Fuller Company, a Minnesota corporation (the "Company"), proposes to issue up to _____ shares of its Cumulative [Convertible] Preferred Stock, Series __, par value $.01 per share, (the "[Convertible] Preferred Shares"), of which
_________ [Convertible] Preferred Shares would be issued in connection with the sale of the Firm Shares (as hereinafter defined) and up to _______________ [Convertible] Preferred Shares would be issued in connection with any sale of Additional Shares (as hereinafter defined).

     [The [Convertible] Preferred Shares will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") to be issued by [_____________], as depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Depositary Shares (as hereinafter defined), and each Depositary Share will represent [one-quarter] of a [Convertible] Preferred Share.]

     [The Convertible Preferred Shares are convertible by the holders thereof into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), all as described in the Prospectus referred to below.]

     The Company proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representative") ________ of the [[Convertible] Preferred Shares] [Depositary Shares] (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional _________ of the [[Convertible] Preferred Shares] [Depositary Shares] (the "Additional Shares") if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such [[Convertible] Preferred Shares] [Depositary Shares] granted to the Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "[Depositary] Shares".

     The Company has filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement on Form S-3, including a prospectus, relating (among other securities) to the [Convertible] Preferred Shares [and][,] [the Depositary Shares] [and the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares], which registration statement has become effective, and will promptly file with the Commission a prospectus supplement specifically relating to the [Convertible] Preferred Shares [and][,] [the Depositary Shares] [and the Common Stock issuable upon conversion of the Convertible

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Preferred Shares] pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits, financial statements, schedules and documents incorporated by reference therein, as amended to the date hereof. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the [Convertible] Preferred Shares [and][,] [the Depositary Shares] [and the Common Stock issuable upon conversion of the Convertible Preferred Shares] as filed with the Commission pursuant to such Rule 424. The term "preliminary prospectus" means any preliminary prospectus supplement specifically relating to the [Convertible] Preferred Shares [and][,] [the Depositary Shares] [and the Common Stock issuable upon conversion of the Convertible Preferred Shares] together with the Basic Prospectus. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such preliminary prospectus or the Prospectus, as the case may be.

                                       I.

     The Company represents and warrants to each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Minnesota, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (c) Each of [__________] (the "Significant Subsidiaries") has been duly organized and is a validly existing corporation under the laws of the state of its incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of such capital stock are owned directly or indirectly by the Company free and clear of any security interests, claims, liens or encumbrances.

     (e) The authorized capital stock of the Company [,] [and] the [Depositary] Shares [, the Depositary Receipts and the Deposit Agreement] conform as to legal matters to the descriptions thereof contained in the Prospectus.

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     [(f) The shares of Common Stock outstanding prior to the issuance of the
Convertible Preferred Shares [represented by the Depositary Shares] to be sold by the Company have been duly and validly authorized and issued and are fully paid and non-assessable.]

     (g) The [Convertible] Preferred Shares [, and the deposit of [Convertible] Preferred Shares by the Company in accordance with the Deposit Agreement,] have been duly authorized and, when the [Convertible] Preferred Shares are issued and delivered in accordance with the terms of this Agreement, the [Convertible] Preferred Shares will be validly issued, fully paid and non- assessable, and the issuance of such [Convertible] Preferred Shares is not subject to any preemptive or similar rights.

     [(h) The shares of Common Stock issuable upon conversion of the Convertible Preferred Shares have been duly authorized and reserved for issuance upon such conversion, and, if and when the Convertible Preferred Shares are converted into shares of Common Stock in accordance with the Certificate of Designation, Preferences and Rights relating to the Convertible Preferred Shares (the "Certificate of Designations"), such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.]

     [(i) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent an interest in [one-quarter] of a validly issued, outstanding, fully paid and non-assessable [Convertible] Preferred Share; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.]

     (j) This Agreement has been duly authorized, executed and delivered by the Company.

     [(k) The Deposit Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.]

     (l) The issue and sale of the [Convertible] Preferred Shares, the compliance by the Company with all of the provisions of the Certificate of Designation [, Preferences and Rights relating to the Preferred Shares (the "Certificate of Designations")] [and the Deposit Agreement] and this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any

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violation of the provisions of the articles of incorporation or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and no consent, approval authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the [Convertible] Preferred Shares or the consummation by the Company of the transactions contemplated by this Agreement[,] [and] the Certificate of Designations [and the Deposit Agreement], except such as have been, or will have been prior to the Closing Date, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or National Association of Securities Dealers, Inc. regulations in connection with the purchase and/or distribution of the [Depositary Shares] [[Convertible]Preferred Shares] by the Underwriters;

     (m) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

     (o) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (o) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                                       II.

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     The Company hereby agrees to sell to the several Underwriters named in
Schedule I hereto, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto at $___________ a share (the "Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _____________ Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares set forth in Schedule I hereto.

     [The Company hereby agrees that, without the prior written consent of the Representatives, it will not file any registration statement with the Commission in respect of any shares of Common Stock of the Company or offer, sell, contract to sell or otherwise dispose of any shares of such Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock for a period of _______ days after the date of this Agreement, other than (i) the Convertible Preferred Shares, (ii) the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares, (iii) any shares of such Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (iv) any shares of such Common Stock registered, offered or issued, or options in respect of such Common Stock granted, in connection with any employee benefit plans of the Company or any of its subsidiaries (including employee benefit plans assumed by the Company or any of its subsidiaries in connection with an acquisition by the Company), or (v) any shares of such Common Stock registered, offered or issued in connection with an acquisition by the Company.]

                                      III.

     The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the [Depositary] Shares as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the [Depositary] Shares are to be offered to the public initially at $________ per [Depositary] Share (the public offering price) plus accrued dividends, if any, and to certain dealers selected by you at a price that represents a concession not in excess of $.____ per [Depositary] Share under the public offering price, and that the Underwriters may allow, and such dealers may reallow, a concession, not in excess of $_________ per [Depositary] Share, to any Underwriter or to certain other dealers.

                                       IV.

     Delivery of the Firm Shares shall be made, against payment therefor in immediately available funds, at the office of _____________________, ___________________________, _____________________, _________________, at
______________________ A.M., local time, on _____________________, ____, or at such other time on the same or such other date, not later than __________________, _____, as shall be designated in writing by you. The time and date of such delivery and payment are hereinafter referred to as the Closing Date.

     Delivery of any Additional Shares shall be made, against payment therefor in immediately available funds, at the office of ________________________, ______________________, _______________________, ________________, at
_____________ A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representatives to the Company of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than _____________________, _____, as shall be designated in writing by the Representatives. The time and date of such delivery and payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

     Payment for the Firm Shares and Additional Shares shall be made against delivery to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters of [Depositary Receipts] [certificates] evidencing the Firm Shares or Additional Shares, as the case may be, registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the [Depositary] Shares to the Underwriters duly paid.

                                       V.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) There shall not have occurred a change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' investment or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the [Depositary Shares] [[Convertible] Preferred Shares] on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and the Company shall have performed all of its obligations to be performed hereunder on or prior to the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (c) You shall have received on the Closing Date an opinion Richard C. Baker, Esq., Corporate Secretary, Vice President and General Counsel of the Company, dated the Closing Date, to the effect that

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Minnesota, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

          (ii) each Significant Subsidiary has been duly organized and is validly existing as a corporation under the laws of the state of its incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of the business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (iii) all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of such capital stock are owned directly or indirectly by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iv) the authorized capital stock of the Company [,] [and] the [Depositary] Shares [, the Depositary Receipts and the Deposit Agreement] conform as to legal matters to the descriptions thereof contained in the Prospectus;

          [(v) the shares of Common Stock outstanding prior to the issuance of the Convertible Preferred Shares have been duly and validly authorized and are issued and are fully paid and non-assessable;]

          (vi) the [Convertible] Preferred Shares [, and the deposit of [Convertible] Preferred Shares by the Company in accordance with the Deposit Agreement,] have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, the [Convertible] Preferred Shares will be validly issued, fully paid and non-assessable, and the issuance of such [Convertible] Preferred Shares is not subject to any preemptive or similar rights;

          [(vii) the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares have been duly authorized and reserved for issuance upon such conversion, and, if and when the Convertible Preferred Shares are converted into shares of Common Stock in accordance with the Certificate of Designations, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights;]

          [(viii) assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent an interest in [one-quarter] of a validly issued, outstanding, fully paid and non-assessable [Convertible] Preferred Share; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;]

          (ix) this Agreement has been duly authorized, executed and delivered by the Company;

          [(x)    the Deposit Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.]

          (xi) the issue and sale of the [Depositary Shares] [[Convertible] Preferred Shares] and the compliance by the Company with all of the provisions of the [Depositary Shares] [[Convertible] Preferred Shares], this Agreement [,] [and] the Certificate of Designations [and the Deposit Agreement] and the consummation of the transactions therein and herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation applicable to the Company and known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

          (xii) the statements (y) in the Basic Prospectus under "Description of Preferred Stock" [, "Description of Depositary Shares"], ["Description of Common Stock",] and "Plan of Distribution" and (x) in the prospectus supplement specifically relating to the [Convertible] Preferred Shares [and][,] [the Depositary Shares] [and the Common Stock issuable upon conversion of the Convertible Preferred Shares] under "Description of Capital Stock", ["Description of Depositary Shares"] and "Underwriters", and (z) in the

     Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (xiii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

          (xiv) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder,
     (2) is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except for financial statements and schedules as to which such counsel need not express any opinion) comply as to form in all material respects with the Act and the rules and regulations of the Commission thereunder and (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) You shall have received on the Closing Date an opinion of ___________, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vi), (vii), (viii), (ix) and (xii) [(but only as to the statements (A) in the Basic Prospectus under "Description of Preferred Shares", ["Description of Depositary Shares"], "Description of Common Stock" and "Plan of Distribution", and (B) in the prospectus supplement specifically relating to the [Convertible] Preferred Shares [and[,] [the Depositary Shares] [and the Common Stock issuable upon conversion of the Convertible Preferred Shares] under "Description of Capital Stock", ["Description of Depositary Shares"] and "Underwriters") and clauses (2) and (3) of (xiv) of paragraph (c) above.

     With respect to subparagraph (xiv) of paragraph (c) above, Richard C. Baker, Esq. may state that his opinion and belief are based on his participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (2) and (3) of subparagraph (xiv) of paragraph (c) above, _________________ may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments of supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

     (e) You shall have received on the date of this Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                                       VI.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To furnish you, without charge, one signed copy of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object.

     (c) If, during such period after the first date of the public offering of the [Depositary] Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense (unless the amendment or supplement is required as a result of the act or omission of any Underwriter, in which case such Underwriter(s) shall reimburse the

Company for its reasonable expenses incurred to effect the amendment or supplement), to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which [Depositary] Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     (d) To cooperate with the Underwriters to qualify the [Depositary] Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with the review (if any) of the offering of the [Depositary] Shares by the National Association of Securities Dealers, Inc.

     (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period ending___________, ____________, that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

     [(f) To endeavor to list the [Depositary] Shares on the Nasdaq National Market.]

                                      VII.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Company in writing by any Underwriter through you expressly for use therein. With respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from or through whom the person asserting any such losses, claims, damages or liabilities purchased the securities concerned, to the extent that the Prospectus relating to such securities was required to be delivered by such Underwriter under the Act in connection with such purchase and was not so delivered at or prior to the written confirmation of the sale of such securities to such person and the untrue statement or omission of a material fact contained in the Prospectus was corrected in an amendment or supplement if the Company had previously furnished copies of the Prospectus as so amended or supplemented (exclusive of material incorporated by reference) to such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by _____________________________. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the [Depositary] Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the [Depositary] Shares. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the [Depositary] Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective number of Firm Shares to be purchased by each of such Underwriters as set forth opposite each Underwriter's name in Schedule I hereto plus any additional Firm Shares which such Underwriter may become obligated to purchase under this Agreement or the Agreement Among Underwriters, and not joint.

     The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Depositary Shares.

                                      VIII.

     This Agreement shall be subject to termination in your discretion, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq National Market; (ii) a suspension or material limitation in trading of any securities issued by the Company; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) any material adverse change in financial conditions in the United States or a disruption in commercial banking or securities settlement or clearance services in the United States, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impractical or inadvisable to proceed with the public offering or the delivery of the [Depositary Shares] [[Convertible] Preferred Shares] on the terms and in the manner contemplated by the Prospectus.

                                       IX.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase [Depositary] Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of [Depositary] Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the [Depositary] Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the [Depositary] Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of [Depositary] Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this
Article IX by an amount in excess of one-ninth of such number of [Depositary] Shares without the written consent of such Underwriter. If, on the Closing Date, or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase [Depository] Shares and the aggregate number of [Depositary] Shares with respect to which such default occurs is more than one-tenth of the aggregate number of [Depositary] Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such [Depositary] Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                              Very truly yours,

                                              H.B. FULLER COMPANY




                                              By: ____________________________
                                                  Its: _______________________



Accepted, ______________, ______




By:  ___________________________
     Its: ______________________




________________________________



By:  ___________________________
     Its: ______________________

Each acting severally on behalf of
itself and the several Underwriters
named herein.

                                   SCHEDULE I



                                                           Number of
                                                Underwriter [Depositary] Shares
                                                -------------------------------






                                      Total